Exhibit 23.2

CONSENT OF SRK CONSULTING (US), Inc.

The undersigned, SRK Consulting (US) Inc, (“SRK”) hereby states as follows:

Our firm prepared an independent technical report, completed in 2009 (the “Technical Report”), concerning the Mt. Hamilton project currently owned by Mt. Hamilton, LLC of Wheat Ridge, Colorado (“MH-LLC”) a controlled subsidiary of Solitario Exploration & Royalty Crop. (“Solitario”). Portions of the Technical Report are summarized under the caption “Part I – Item 2. Properties – Mt. Hamilton Gold Project” in this Annual Report on Form 10-K of Solitario (the “Form 10-K”) for the year ended December 31, 2010, to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in the Registration Statement No. 333-146277 of Solitario Exploration & Royalty Corp. on Form S-8 of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

SRK Consulting (US), Inc.
/s/ J.B. Pennington

Name:	J. B. Pennington.
Title:	Practice Leader – SRK Reno
Date:	March 9, 2012